SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934







Date of Report (Date of earliest event reported)  June 11, 1996
                                                  ------------


                     INTERNATIONAL STANDARDS GROUP, LIMITED
                     --------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                  0-20922              75-2274730
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(State or other jurisdiction    (Commission          (I.R.S. Employer
       of incorporation)         File Number)         Identification No.)



3200 North Military Trail, Suite 210, Boca Raton, FL            33431
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:  (407) 997-5880



                                 Not Applicable
- --------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)






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ITEM 5 - OTHER EVENTS

         On June 11, 1996, the Company, Global Re., Ltd. ("Global") and American Indemnity Company, Ltd. ("AIC") entered into a Stock Purchase and Exchange Agreement (the "Agreement") pursuant to which the Company exchanged with Global its capital stock interest in AIC in return for the securities of the Company previously received by Global as part of the acquisition of AIC by the Company in October 1995. The parties had entered into a Stock Purchase and Exchange Agreement dated as of October 20, 1995, pursuant to which the Company acquired all the issued and outstanding capital stock of AIC in exchange for which, inter alia, the Company issued to Global shares of the Company's Series G Voting Convertible Preferred Stock, which was subsequently converted into 35,000,000 shares of Common Stock of the Company, and options to purchase a total of 10,000,000 shares of Common Stock of the Company.

         As a result of the Company's recent consummation of the acquisition of Total National Telecommunications, Inc. and the reorientation of the strategic focus of the Company, Global and the Company determined to terminate and restructure the relationship of the Company with Global. In accordance with the Agreement, ISG exchanged its entire capital stock interest in AIC and received back all of its shares of Common Stock and the Options previously issued to Global, and the Company's transfer agent has cancelled these shares of the Company's Common Stock. In addition, in consideration for agreeing to the exchange, the Company received from the Buyer the right to receive in the future a distribution equal to 10% of the net income of Global for each annual period commencing with the year ended 1997 through the year ended 1999. The interest in the net income of the Buyer is to be calculated on an annual basis and not on a cumulative basis, and the calculation of net income is not to give effect to the payment of the net income percentage to the Company as an expense. In addition, the Company agreed to establish a Special Trust in which ISG would contribute shares of its Preferred Stock for an interim period concluding December 11, 1996, at which time the Trust assets will be returned to ISG unless it is mutually agreed in writing to extend the duration of the Trust. The Trust assets will permit AIC to undertake certain operating activities during this interim period. Under the terms of the Agreement, Global will not pledge any Trust assets without prior notice and written approval of the Company in accordance with NAIC Formatted Trust procedures.

         Furthermore, subject to receipt of reciprocal options from Global/AIC, Global will receive Options to purchase 2,000,000 shares of the Company's Common Stock at an exercise price of $1.375 and Options to purchase 1,000,000 shares of the Company's stock at an exercise price of $2.50 exercisable for a three-year and four-year period, respectively. Concomitantly, the Company will be entitled



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


to receive Options to purchase 2,000,000 shares and Options to purchase 1,000,000 shares of a publicly-traded company into which AIC will be placed or merged at a price of 110% of the closing price with respect to the 2,000,000 Options and 200% of the closing price with respect to 1,000,000 Options on the date that AIC is placed or merged into such public entity.


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS

         (a)      Stock Purchase and Exchange Agreement dated June 11,
                  1996.








































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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INTERNATIONAL STANDARDS GROUP,
                                            LIMITED


                                         By:/s/ Joseph L. Lents
                                            -------------------------------
                                            Joseph L. Lents, President
                                            and Chief Executive Officer

June 24, 1996































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